EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officer of China Mobility Solutions, Inc. (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-QSB of the Company for the period ended March 31, 2007 as filed with the Securities and Exchange Commission (the "10-QSB Report") that to his knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

China Mobility Solutions, Inc.

Date: May 22, 2007	By:	/s/ Ernest Cheung
Ernest Cheung
Title Secretary (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Mobility Solutions, Inc. and will be retained by China Mobility Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.